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                                                                    Exhibit 23.2


                             ARTHUR ANDERSEN LLP


                  Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement (Form S-8 No. 333-00000) pertaining to The Geon Company 1998 Interim Stock Award Plan of our report dated April 30, 1999, with respect to the Combined Financial Statements of the OxyChem Transferred Businesses as of December 31, 1998 and 1997, and for each of the three years then ended, included in The Geon Company's Form 8-K filed with the Securities and Exchange Commission on May 13, 1999, and to all references to our Firm included in this registration statement.


                                                /s/ Arthur Andersen LLP


Dallas, Texas
  June 17, 1999